PRINCIPAL INVESTORS FUND

                    Plan pursuant to Rule 18f-3(d) under the
                         Investment Company Act of 1940

                             Effective June 14, 2004


Principal Investors Fund, Inc., (the "Fund") an open-end investment company operated as a "series" fund and managed by Principal Management Corporation (the "Manager") may from time to time issue one or more of the following classes of shares: Advisors Preferred Class, Advisors Select Class, Preferred Class, Select Class, Class I and Class J shares. The differences in expenses among these classes of shares, and the exchange features of each class of shares, are set forth below in this Plan. Except as noted below, incurred expenses are allocated among the classes of shares of the Fund based upon the net assets of the Fund attributable to shares of each class. This plan is subject to change, to the extent permitted by law and by the Articles of Incorporation and By-laws of the Fund, by action of the Directors of the Fund.

ADVISORS SIGNATURE CLASS

DISTRIBUTION FEES

The Advisors Signature Class shares pay distribution fees pursuant to a plan (the "Advisors Signature Class Plan") adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"). Pursuant to the Advisors Signature Class Plan, Advisors Signature Class shares may pay up to 0.35% of the relevant series of the Fund's average net assets attributable to the Advisors Signature Class. Amounts payable under the Advisors Signature Class Plan are subject to such further limitations as the Directors may from time to time determine and as set forth in the registration statement of the Fund as from time to time in effect.

ADMINISTRATIVE SERVICE FEES

The Advisors Signature Class shares pay administrative service fees equal to 0.28% of the relevant series of the Fund's average net assets attributable to the Advisors Signature Class.

SERVICE FEES

The Advisors Signature Class shares pay service fees equal to 0.25% of the relevant series of the Fund's average net assets attributable to the Advisors Signature Class.

EXCHANGE FEATURES

Subject to restrictions of the employer's plan, the Advisors Signature Class shares of any series of the Fund may be exchanged, at the shareholder's option, for Advisors Signature Class shares of any other series of the Fund without charge, provided that Advisors Signature Class shares of such other series of the Fund are available to residents of the relevant state, and further provided that shares of such other series of the Fund are available through the relevant employer's plan.

Exchanges from the Advisors Signature Class shares of the Capital Preservation Fund to another series of the Fund may either be prohibited or subject to a redemption fee as described in the Fund's registration statement as from time to time in effect.

INITIAL SALES CHARGE

The Advisors Signature Class shares are offered at their net asset value ("NAV"), without an initial sales charge.

CONTINGENT DEFERRED SALES CHARGE ("CDSC")

Purchases of Advisors Signature Class shares are not subject to a CDSC.

REDEMPTION FEE

Sale of shares of the Advisors Signature Class shares of the Capital Preservation Fund may be subject to a 2% redemption fee if the rate trigger is active. The redemption fee is not imposed on certain redemptions as described in the Fund's registration statement as from time to time in effect.


ADVISORS PREFERRED CLASS

DISTRIBUTION FEES

The Advisors Preferred Class shares pay distribution fees pursuant to a plan (the "Advisors Preferred Class Plan") adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"). Pursuant to the Advisors Preferred Class Plan, Advisors Preferred Class shares may pay up to 0.25% of the relevant series of the Fund's average net assets attributable to the Advisors Preferred Class. Amounts payable under the Advisors Preferred Class Plan are subject to such further limitations as the Directors may from time to time determine and as set forth in the registration statement of the Fund as from time to time in effect.

ADMINISTRATIVE SERVICE FEES

The Advisors Preferred Class shares pay administrative service fees equal to 0.15% of the relevant series of the Fund's average net assets attributable to the Advisors Preferred Class.

SERVICE FEES

The Advisors Preferred Class shares pay service fees equal to 0.17% of the relevant series of the Fund's average net assets attributable to the Advisors Preferred Class.

EXCHANGE FEATURES

Subject to restrictions of the employer's plan, the Advisors Preferred Class shares of any series of the Fund may be exchanged, at the shareholder's option, for Advisors Preferred Class shares of any other series of the Fund without charge, provided that Advisors Preferred Class shares of such other series of the Fund are available to residents of the relevant state, and further provided that shares of such other series of the Fund are available through the relevant employer's plan.

Exchanges from the Advisors Preferred Class shares of the Capital Preservation Fund to another series of the Fund may either be prohibited or subject to a redemption fee as described in the Fund's registration statement as from time to time in effect.

INITIAL SALES CHARGE

The Advisors Preferred Class shares are offered at their net asset value ("NAV"), without an initial sales charge.

CONTINGENT DEFERRED SALES CHARGE ("CDSC")

Purchases of Advisors Preferred Class shares are not subject to a CDSC.

REDEMPTION FEE

Sale of shares of the Advisors Preferred Class shares of the Capital Preservation Fund may be subject to a 2% redemption fee if the rate trigger is active. The redemption fee is not imposed on certain redemptions as described in the Fund's registration statement as from time to time in effect.

ADVISORS SELECT CLASS SHARES

DISTRIBUTION FEES

The Advisors Select Class shares pay distribution fees pursuant to a plan adopted pursuant to Rule 12b-1 under the 1940 Act (the "Advisors Select Class Plan"). Pursuant to the Advisors Select Class plan, Advisors Select Class shares may pay up to a 0.30% of the relevant series of the Fund's average net assets attributable to Advisors Select Class shares. Amounts payable under the Advisors Select Class Plan are subject to such further limitations as the Directors may from time to time determine and as set forth in the registration statement of the Fund as from time to time in effect.

ADMINISTRATIVE SERVICE FEES

The Advisors Select Class shares pay administrative service fees equal to 0.20% of the relevant series of the Fund's average net assets attributable to the Advisors Select Class.

SERVICE FEES

The Advisors Select Class shares pay service fees equal to 0.25% of the relevant series of the Fund's average net assets attributable to the Advisors Select Class.

EXCHANGE FEATURES

Subject to restrictions of the employer's plan, Advisors Select Class shares of any series of the Fund may be exchanged, at the shareholder's option, for Advisors Select Class shares of any other series of the Fund without charge, provided that Advisors Select Class shares of such other series of the Fund are available to residents of the relevant state, and further provided that shares of such other series of the Fund are available through the relevant employer's plan.

Exchanges from the Advisors Select Class shares of the Capital Preservation Fund to another series of the Fund may either be prohibited or subject to a redemption fee as described in the Fund's registration statement as from time to time in effect.

INITIAL SALES CHARGE

Advisors Select Class shares are offered at their NAV, without an initial sales charge.

CONTINGENT DEFERRED SALES CHARGE

Advisors Select Class shares are not subject to a CDSC.

REDEMPTION FEE

Sale of shares of the Advisors Select Class shares of the Capital Preservation Fund may be subject to a 2% redemption fee if the rate trigger is active. The redemption fee is not imposed on certain redemptions as described in the Fund's registration statement as from time to time in effect.

PREFERRED CLASS SHARES

DISTRIBUTION FEES

The Preferred Class shares do not pay a distribution fee.

ADMINISTRATIVE SERVICE FEES

The Preferred Class shares pay administrative service fees equal to 0.11% of the relevant series of the Fund's average net assets attributable to the Preferred Class.

SERVICE FEES

The Preferred Class shares pay service fees equal to 0.15% of the relevant series of the Fund's average net assets attributable to the Preferred Class.

EXCHANGE FEATURES

Subject to restrictions of the employer's plan, Preferred Class shares of any series of the Fund may be exchanged, at the shareholder's option, for Preferred Class shares of any other series of the Fund without charge, provided that Preferred Class shares of such other series of the Fund are available to residents of the relevant state, and further provided that shares of such other series of the Fund are available through the relevant employer's plan.

Exchanges from the Preferred Class shares of the Capital Preservation Fund to another series of the Fund may either be prohibited or subject to a redemption fee as described in the Fund's registration statement as from time to time in effect.

INITIAL SALES CHARGE

Preferred Class shares are offered at their NAV, without an initial sales charge.

CONTINGENT DEFERRED SALES CHARGE

Preferred Class shares are not subject to a CDSC.

REDEMPTION FEE

Sale of shares of the Preferred Class shares of the Capital Preservation Fund may be subject to a 2% redemption fee if the rate trigger is active. The redemption fee is not imposed on certain redemptions as described in the Fund's registration statement as from time to time in effect.

SELECT CLASS SHARES

                               DISTRIBUTION FEES

The Select Class shares pay distribution fees pursuant to a plan (the "Select Class Plan") adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"). Pursuant to the Select Class Plan, Select Class shares may pay up to 0.10% of the relevant series of the Fund's average net assets attributable to the Select Class. Amounts payable under the Select Class Plan are subject to such further limitations as the Directors may from time to time determine and as set forth in the registration statement of the Fund as from time to time in effect.

ADMINISTRATIVE SERVICE FEES

The Select Class shares pay administrative service fees equal to 0.13% of the relevant series of the Fund's average net assets attributable to the Select Class.

SERVICE FEES

The Select Class shares pay service fees equal to 0.15% of the relevant series of the Fund's average net assets attributable to the Select Class.

EXCHANGE FEATURES

Select Class shares of any series of the Fund may be exchanged, at the shareholder's option, for Select Class shares of any other series of the Fund without charge, provided that Select Class shares of such other series of the Fund are available to resident of the relevant state and provided further that such shares of each the series of the Fund are available through the relevant employer's plan.

Exchanges from the Select Class shares of the Capital Preservation Fund to another series of the Fund may either be prohibited or subject to a redemption fee as described in the Fund's registration statement as from time to time in effect.

INITIAL SALES CHARGE

Select Class shares are offered at NAV, without an initial sales charge.

CONTINGENT DEFERRED SALES CHARGE

Select Class shares are not subject to any CDSC.

REDEMPTION FEE

Sale of shares of the Select Class shares of the Capital Preservation Fund may be subject to a 2% redemption fee if the rate trigger is active. The redemption fee is not imposed on certain redemptions as described in the Fund's registration statement as from time to time in effect.

CLASS I SHARES

DISTRIBUTION FEES

The Class I shares do not pay distribution fees.

ADMINISTRATIVE SERVICE FEES

The Class I shares do not pay administrative service fees.

EXCHANGE FEATURES

Class I shares of any series of the Fund may be exchanged, at the shareholder's option, for Class I shares of any other series of the Fund without charge.

INITIAL SALES CHARGE

Class I shares are offered at their NAV, without an initial sales charge.

CONTINGENT DEFERRED SALES CHARGE

Class I shares are not subject to any CDSC.

REDEMPTION FEE

Sale of shares of the Class I shares of the Capital Preservation Fund may be subject to a 2% redemption fee if the rate trigger is active. The redemption fee is not imposed on certain redemptions as described in the Fund's registration statement as from time to time in effect.

CLASS J SHARES

DISTRIBUTION FEES

The Class J shares pay distribution fees pursuant to a plan adopted pursuant to Rule 12b-1 under the 1940 Act (the "Class J Plan"). Pursuant to the Class J Plan, Class J shares may pay up to a 0.50% of the relevant series of the Fund's average net assets attributable to Class J shares. Amounts payable under the Class J Plan are subject to such further limitations as the Directors may from time to time determine and as set forth in the registration statement of the Fund as from time to time in effect.

ADMINISTRATIVE SERVICE FEES

The Class J shares do not pay administrative service fees.

SERVICE FEES

The Class J shares do not pay service fees.

TRANSFER AGENCY FEES

The Class J shares pay for transfer agency services provided for Class J shares. Currently the fee paid is equal to the cost of providing those services. Class J shares also bear the cost of registering shares with State Securities Commissions, for providing shareholder reports and prospectuses to shareholders, and for shareholder meetings held for Class J shares.

EXCHANGE FEATURES

Class J shares of any series of the Fund, except shares of the Capital Preservation Fund, may be exchanged, at the shareholder's option, for Class J shares of any other series of the Fund without charge, provided that Class J shares of such other series of the Fund are available to residents of the relevant state. Only Class J shares of the Capital Preservation Fund purchased through Principal Connection or shares purchased through a registered representative of Princor Financial Services Corporation when the source of the investment is a lump sum distribution from a terminating employer-sponsored retirement plan or employee welfare benefit plan to which Principal Life provides recordkeeping services, or a Principal Life contract used to fund such a plan, may be exchanged for Class J shares of other series of the Fund.

Exchanges from the Capital Preservation Fund to another series of the Fund may be subject to a redemption fee as described in the Fund's registration statement as from time to time in effect.

INITIAL SALES CHARGE

Class J shares of all series except the Capital Preservation Fund are offered at their NAV, without an initial sales charge. Class J shares of the Capital Preservation Fund are sold to the public at the net asset value plus a sales charge which ranges from a high of 1.50% to a low of 0.00% of the offering price (equivalent to a range of 1.52% to 0.00% of the net amount invested) according to the schedule below. This charge is waived if shares are purchased through Principal Connection. The charge is also waived if shares are purchased through a registered representative of Princor Financial Services Corporation and the source of the investment is a lump sum distribution from a terminating retirement plan or employee welfare benefit plan to which Principal Life provides recordkeeping services, or a Principal Life contract used to fund such a plan. Certain purchases of Capital Preservation Fund Class J shares may qualify for reduced sales charges as set forth in the Fund's registration statement as from time to time in effect. Management may waive the applicable sales charge in whole or in part, from time to time for classes of investors pursuant to Rule 22d-1 of the Investment Company Act of 1940, without amending this Multiple Share Class Plan.


                                             Sales Charge Capital Preservation Fund
                                           -------------------------------------------
                                           -------------------------------------------
                                                    Sales Charge as % of:
                                                Offering                Amount            Dealer Allowance as
             Amount of Purchase                   Price                Invested           % of Offering Price
    Less than $50,000                              1.50%                 1.52%                    1.50%
    $50,000 but less than $100,000                 1.25%                 1.27%                    1.25%
    $100,000 but less than $250,000                1.00%                 1.10%                    1.00%
    $250,000 but less than $500,000                0.75%                 0.76%                    0.75%
    $500,000 but less than $1,000,000              0.50%                 0.50%                    0.50%
    $1,000,000 or more                       No Sales Charge       No Sales Charge             Negotiated

CONTINGENT DEFERRED SALES CHARGE

Redemptions of Class J shares with 18 months of purchase may be subject to a CDSC. Shares exchanged into another series will continue to be subject to the CDSC until the initial 18-month period expires.

The CDSC, if any, is determined by multiplying the lesser of the market value at the time of redemption or the initial purchase price of the shares sold by 1.00%. The CDSC is not imposed on shares:

o    that were purchased pursuant to the Small Amount Force Out program (SAFO);
o redeemed due to a shareholder's death or disability (as defined in the Internal Revenue Code); or
o redeemed from retirement plans to satisfy minimum distribution rules under the Internal Revenue Code.

There is no CSDC on shares purchased with reinvested dividends or other distributions. The CDSC may be waived on redemptions of Class J shares as described in the Fund's registration statement as from time to time in effect. Management may waive the CDSC in whole or in part, from time to time for classes of investors pursuant to Rule 22d-1 of the Investment Company Act of 1940, without amending this Multiple Share Class Plan.

REDEMPTION FEE

Sale of shares of Class J shares of the Capital Preservation Fund are subject to a 2% redemption fee if the rate trigger is active. The redemption fee is not imposed on certain redemptions as described in the Fund's registration statement as from time to time in effect.